CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use, in this Amendment No. 1 to the Registration Statement on Form SB-2, of our report dated February 28, 1997, relating to the financial statements of ProtoSource Corporation for the years ended December 31, 1996 and 1995 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement



                                             /s/ ANGELL & DEERING
                                             -----------------------------------
                                             Angell & Deering
                                             Certified Public Accountants


Denver, Colorado
April 8, 1997